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                                                                  EXHIBIT 23(d)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Prospectus/Joint Proxy Statement of Fidelity Financial of Ohio, Inc. and Circle Financial Corporation and to the incorporation by reference therein of our report dated July 24, 1995 (except for Note 19, as to which the date is August 11, 1995), incorporated by reference in the Annual Report on Form 10-KSB of Circle Financial Corporation for the year ended June 30, 1995.





/s/ Clark, Schaeffer, Hackett & Co.
Cincinnati, Ohio
June 13, 1996